EXHIBIT 10.40

                             SEVERANCE AGREEMENT

      THIS SEVERANCE AGREEMENT (the "AGREEMENT"), is entered into as of _______________, 1999, by and between Cornell Corrections, Inc., a Delaware corporation (the "COMPANY"), and ____________________ (the "OFFICER").

      WHEREAS, the Compensation Committee (the "COMMITTEE") of the Company's Board of Directors (the "COMPANY BOARD") has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of the Officer, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined herein) of the Company; and

      WHEREAS, the Committee believes that it is imperative to diminish the inevitable distraction of the Officer by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control, to encourage the Officer's full attention and dedication to the Company currently and in the event of any threatened or pending Change in Control, and to provide the Officer with compensation arrangements upon a Change in Control which provide the Officer with individual financial security and which are competitive with those of other corporations.

      NOW, THEREFORE, in consideration of the premises and the agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Officer hereby agree as follows:

      1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings (the singular includes the plural, unless the context clearly indicates otherwise):

      (a) An "AFFILIATE" shall mean, with respect to any person or entity, any person or entity that, directly or indirectly, Controls, is Controlled by, or is under common Control with, such person or entity in question. For the purposes of the definition of Affiliate, "CONTROL" (including, with correlative meaning, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL with") as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.

      (b) A "CHANGE IN CONTROL" shall be deemed to have occurred on the earliest of the following dates:

            (i) the date the Company merges or consolidates with any other entity, and the Company's stockholders do not own, directly or indirectly, at least 50% of the voting capital stock of the surviving entity;
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            (ii) the date the Company sells all or substantially all of its assets to any other person or entity; provided that the sale or other transfer of Company facilities to a real estate investment trust, in a sale-leaseback transaction, or any similar transaction shall not be considered a sale of all or substantially all of the Company's assets;

            (iii) the date the Company is dissolved;

            (iv) the date any third person or entity together with its Affiliates becomes, directly or indirectly, the beneficial owner of the least 51% of the Voting Stock of the Company; or

            (v) the date the individuals who constituted the members of the Company's Board of Directors ("INCUMBENT BOARD") as of the date of this Agreement cease for any reason to constitute at least a majority thereof, provided that for purposes of this clause (v) any person becoming a director whose election or nomination for election by the Company's stockholders was approved by a vote of at least eighty percent (80%) of the directors comprising the Incumbent Board (either by the specific vote or approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection by such person to such a nomination) shall be, for purposes of this clause (v), considered as though such person were a member of the Incumbent Board;

provided, however, that notwithstanding anything to the contrary contained in clauses (i) - (v), a Change in Control shall not be deemed to have occurred in connection with any bankruptcy or insolvency of the Company, or any transaction in connection therewith.

      (c) "CHANGE IN CONTROL DATE" shall be the date on which a Change in Control occurs.

      (d) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

      (e) "TERMINATION DATE" shall mean the date on which the Officer's employment with the Company is terminated, by either the Company or the Officer.

      (f) "VOTING STOCK" means all the outstanding shares of capital stock of Company entitled to vote generally in elections for directors, considered as one class; provided, however, that if Company has shares of Voting Stock entitled to more or less than one vote for any such share, each reference to a proportion of shares of Voting Stock shall be deemed to refer to such proportion of the votes entitled to be cast by such shares.

      2. BENEFITS UPON CHANGE IN CONTROL. If, within one (1) year after a Change in Control, the Officer's employment with the Company is terminated (for any reason, including but not limited to death or retirement, and whether with or without cause and whether by the Officer or the Company), the Company shall be required to provide the following benefits to the Officer:

      (a) The Company shall pay to the Officer in a lump sum in cash, concurrently with the Termination Date if the Company discharges the Officer and within 30 days of the Termination Date if the Officer's employment is terminated by the Officer or upon the Officer's

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death or retirement, a payment equal to __________ times the sum of (i) the
Officer's highest annual base salary as of the Termination Date and the Change in Control Date plus (ii) the average of the annual bonus paid or payable, including by reason of any deferral, to the Officer by the Company or its Affiliates in respect of the two most recent full fiscal years ending on or prior to the Termination Date (or if the Officer has not been employed for two full fiscal years, then the annual bonus in respect of the most recent full fiscal year).

      (b) In addition to the cash benefits payable pursuant to Section 2(a) hereof, all stock options, restricted stock awards and similar awards granted to the Officer by the Company prior to the Termination Date shall immediately vest on the Termination Date, notwithstanding any existing vesting schedule or other terms set forth in any plan or agreement governing the term of such stock options, restricted stock awards and similar awards.

      3. FULL SETTLEMENT. The Company's obligations to perform hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Officer. In no event shall the Officer be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Officer under any of the provisions of this Agreement. The Company agrees to pay, to the fullest extent permitted by law, all legal fees and expenses which the Officer may incur as a result of any contest by the Company or others of the validity or the enforceability of, or liability under, any provision of this Agreement.

      4. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Officer's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company or any of its subsidiaries and for which the Officer may qualify, nor shall anything herein limit or otherwise affect such rights as the Officer may have under any stock option, restricted stock or other agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Officer is otherwise entitled to receive under any plan, policy, practice or program of the Company or any of its subsidiaries on the Change in Control Date shall be payable in accordance with such plan, policy, practice or program.

      5. FUNDING. The Company shall pay the benefits under this Agreement out of its general assets pursuant to the terms of this Agreement. There shall be no special fund out of which benefits shall be paid, nor shall the Officer be required to make a contribution as a condition of receiving benefits.

      6. TAX WITHHOLDING. The Company may withhold or cause to be withheld from any benefits payable under this Agreement all federal, state, city or other taxes that are required by any law or governmental regulation or ruling.

      7. NOTICES. Any notice required or desired to be given under this Agreement or other communications relating to this Agreement shall be in writing and delivered personally or mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the party concerned at the address set forth below:

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            If to the Company to:   Cornell Corrections, Inc.
                                    1700 West Loop South, Suite 1500
                                    Houston, Texas 77027
                                    Attn:  Secretary

            With a copy (which shall not
             constitute notice) to:
                                    Locke Liddell & Sapp LLP
                                    3400 Chase Tower
                                    600 Travis
                                    Houston, Texas   77002
                                    Attn:  Marcus A. Watts

            If to the Officer to:   At his residence address as
                                    maintained by the Company in
                                    the regular course of its
                                    business for payroll purposes.

      8. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto with respect to severance payments and supersedes any prior agreement, arrangement or understanding, whether oral or written, between the Company and the Officer concerning severance payments.

      9. CHOICE OF LAW. This Agreement shall be governed by, and enforced according to, the laws of the State of Texas. The invalidity of any provision shall be automatically reformed to the extent permitted by applicable law and shall not affect the enforceability of the remaining provisions hereof. The Officer hereby waives any objection which he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the District Court of Harris County, State of Texas, or in the United States District Court for the Southern District of Texas, and hereby further waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

      10. ASSIGNMENT. The rights and obligations under this Agreement of the Company and the Officer may not be assigned, except that the Company may, at its option, assign one or more of its rights or obligations under this Agreement to any of its subsidiaries or affiliates, or in connection with a transfer of all or substantially all of the assets or stock of the Company or a merger or consolidation of the Company with and into another corporation or other entity, provided that in each case the Company shall remain responsible for its obligation hereunder.

      11. COUNTERPARTS. This Agreement may be executed in several identical counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

      12. MODIFICATION. This Agreement may be modified only by written agreement signed by the Officer and by the President or Secretary of the Company. The failure to insist upon compliance with any provision hereof shall not be deemed a waiver of such provision or any other provision hereof.

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      IN WITNESS WHEREOF, the undersigned parties have executed this Agreement effective as of the date first written above.

                                    CORNELL CORRECTIONS, INC.



                                    By: ___________________________
                                       John L. Hendrix
                                       Chief Financial Officer


                                    THE OFFICER

                                    _________________________________
                                    Name:____________________________


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